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                                                                       EXHIBIT 5
                                August 4, 1994


Phillips & Jacobs, Incorporated
Fairway Corporate Center
Suite 222
4350 Haddonfield Road
Pennsauken, New Jersey  08109

                 Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

                We have acted as counsel to and for Phillips & Jacobs, Incorporated, a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-4 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, up to a maximum of 2,512,878 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"). The Shares are to be issued to the holders of the issued and outstanding common stock of Momentum Corporation, a Delaware corporation ("Momentum"), upon consummation of the merger (the "Merger") of Momentum into the Company, which will be renamed PrimeSource Corporation, pursuant to an Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of May 27, 1994 between the Company and Momentum. Terms used herein and not described herein shall have the meanings ascribed to them in the Reorganization Agreement.

                 In our capacity as counsel, we have been requested to render the opinion set forth in this letter and in connection therewith, we have reviewed the following documents: (i) the Registration Statement, (ii) the Reorganization Agreement, (iii)



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Phillips & Jacobs, Incorporated
August 4, 1994
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the Merger Agreement, (iv) Amended and Restated
Articles of Incorporation of the Company, as amended to date, (v) proposed Amended and Restated Articles of Incorporation of the Company included in the Registration Statement, which will become effective upon consummation of the Merger, (vi) Bylaws of the Company, as amended to date, (vii) proposed Amended and Restated Bylaws of the Company included in the Registration Statement, which will become effective upon consummation of the Merger, (viii) minutes of the proceedings of the Board of Directors of the Company and (ix) such other documents, instruments and records as we deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

                 In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies. We have further assumed without independent investigation that all of the issued and outstanding shares of common stock of Momentum will be duly authorized, validly issued, fully paid and nonassessable shares of Momentum immediately prior to the Effective Time.

                 No opinion is expressed herein in any respect as to (i) federal and state securities laws and regulations, (ii) pension and employee benefit laws and regulations, including without limitation the Employee Retirement Income Security Act of 1974, as amended, and (iii) federal and state tax laws and regulations.

                 The opinion expressed herein is limited and qualified in all respects by the effects of general principles of equity, whether applied by a court of law or equity, and by the effects of bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

                 The law covered by the opinion expressed herein is limited to the Federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States and the statutes, judicial and administrative decisions and rules and


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Phillips & Jacobs, Incorporated
August 4, 1994
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regulations of the governmental agencies of the Commonwealth of Pennsylvania.

                 This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

                 Based upon, and subject to, the foregoing, we are of the opinion, as of the date hereof, that the Shares have been duly authorized and, when issued in accordance with the terms and conditions of the Reorganization Agreement and the Merger Agreement (including but not limited to the approval of the Merger by the shareholders of the Company and the Registration Statement being declared effective by the Securities and Exchange Commission) and upon consummation of the Merger, will be validly issued, fully paid and nonassessable shares of the Common Stock of the Company.

                 We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to any reference to our firm in the Proxy Statement/Prospectus forming a part thereof as legal counsel who have passed upon the legality of the securities offered thereby.

                                               Very truly yours,

                                               STRADLEY, RONON, STEVENS & YOUNG


                                               By:  /s/ DAVID E. BEAVERS
                                                    ----------------------
                                                  David E. Beavers, A Partner